Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 ASR No. 333-207690) of Group 1 Automotive, Inc.,
(2)	Registration Statement (Form S-8 No. 333-205923) pertaining to the Group 1 Automotive, Inc. Employee Stock Purchase Plan,
(3)	Registration Statement (Form S-8 No. 333-145034) pertaining to the Group 1 Automotive, Inc. Deferred Compensation Plan and the Group 1 Automotive Inc. 2007 Long Term Incentive Plan, and
(4)	Registration Statement (Form S-8 No. 333-196424) pertaining to the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan;
of our reports dated February 16, 2018, with respect to the consolidated financial statements and the related notes of Group 1 Automotive, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Group 1 Automotive, Inc. and subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Houston, Texas February 16, 2018